UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2010

GENERAL MOTORS COMPANY

(Exact Name of Company as Specified in its Charter)

333-160471	DELAWARE	27-0756180
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Company’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on Form 8-K dated December 7, 2009, Edward E. Whitacre, Jr. assumed the role of Chief Executive Officer of General Motors Company (the “Company”) effective December 1, 2009, in addition to continuing as Chairman of the Board of Directors. Following approval in principle by the Special Master for TARP Executive Compensation, on February 17, 2010, the Company and Mr. Whitacre agreed to his compensation arrangements, which were effective as of January 1, 2010.

Mr. Whitacre’s annual cash base salary as Chairman and Chief Executive Officer is $1,700,000, and he will participate in the benefit plans currently available to executive officers as described on Form 8-K, filed August 7, 2009, and as set forth as exhibits to various periodic filings by the Company. He will receive an additional portion of his salary in the form of salary stock, awarded pursuant to the provisions of the 2009 Salary Stock Plan, in the amount of $5,300,000, which will be delivered ratably over three years beginning in 2012, and TARP compliant restricted stock units valued at $2,000,000, under the Company’s 2009 Long-Term Incentive Plan. Mr. Whitacre does not receive additional compensation for his service on the Company’s Board.

Mr. Whitacre has no other reportable relationships with the Company or its affiliates.

As previously reported on Form 8-K dated December 7, 2009, Mr. Frederick A. Henderson resigned as a director and Chief Executive Officer of the Company on December 1, 2009. His separation from the Company was effective on December 31, 2009.

On February 18, 2010, Mr. Henderson and General Motors Holdings LLC, a subsidiary of the Company, entered into an agreement to engage his services as a consultant on a month-to-month basis pursuant to the following material terms:

•	The agreement will expire on December 31, 2010 unless terminated earlier by either party;

•

Mr. Henderson will provide an estimated 20 hours consulting per month on international operations and participate in one meeting per month with the President, International Operations or his designated representative;

•	Mr. Henderson will receive a fee of $59,090 payable monthly and reimbursement of reasonable expenses.

During the period of the consulting agreement Mr. Henderson is free to provide consulting services to other clients, except that he may not engage in or perform any services for any business which designs, manufactures, develops, promotes, or sells any automobiles or trucks, in competition with or for competitors of the Company or any of its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Company)

Date: February 19, 2010	By:	/s/ Nick S. Cyprus
Nick S. Cyprus
Vice President, Controller and Chief Accounting Officer